Exhibit 5.1

February 12, 2015

Vanguard Natural Resources, LLC

5847 San Felipe, Suite 3000

Houston, Texas 77057

Ladies and Gentlemen:

We have acted as counsel for Vanguard Natural Resources, LLC, a Delaware limited liability company (the “Company”) with respect to the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed on the date hereof by the Company, VNR Finance Corp., a Delaware corporation (“Finance Corp.”), Vanguard Natural Gas, LLC, a Kentucky limited liability company (“VNG”), VNR Holdings, LLC, a Delaware limited liability company (“Holdings”), Vanguard Permian, LLC, a Delaware limited liability company (“Permian”), Vanguard Operating, LLC, a Delaware limited liability company (“Operating”), Encore Energy Partners Operating LLC, a Delaware limited liability company (“Encore Operating”) and Encore Clear Fork Pipeline LLC, a Delaware limited liability company (“Encore Pipeline” and, together with Holdings, Permian, Operating, Encore Operating and Encore Pipeline, the “Delaware Guarantors”) with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of:

(1)	common units representing limited liability company interests in the Company (the “Common Units”);

(2)	debt securities, which may be co-issued by Finance Corp., in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”);

(3)	guarantees of the Debt Securities by the Delaware Guarantors (the “Delaware Guarantees”) and VNG (the “Kentucky Guarantee” and, together with the Delaware Guarantees, the “Guarantees”);

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Riyadh San Francisco Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

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(4)	Series A Cumulative Redeemable Perpetual Preferred Units representing preferred equity interests in the Company (the “Series A Preferred Units”);

(5)	Series B Cumulative Redeemable Perpetual Preferred Units representing preferred equity interests in the Company (the “Series B Preferred Units”); and

(6)	Series C Cumulative Redeemable Perpetual Preferred Units representing preferred equity interests in the Company (the “Series C Preferred Units” and, together with the Series A Preferred Units and the Series B Preferred Units, the “Preferred Units”).

The Common Units, Debt Securities, Guarantees and Preferred Units are collectively referred to herein as the “Securities.” We have also participated in the preparation of the prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

We have examined (i) the Registration Statement, including the Prospectus, (ii) the form of Senior Indenture relating to the Debt Securities and incorporated by reference in the Registration Statement (the “Senior Indenture”), (iii) the form of Subordinated Indenture relating to the Debt Securities and incorporated by reference in the Registration Statement (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), (iv) the certificate of formation or certificate of incorporation, as applicable, of the Company, Finance Corp. and each of the Delaware Guarantors, (v) the unanimous written consents of the board of directors, sole manager, sole member or sole director, as applicable, of the Company, Finance Corp. and each of the Delaware Guarantors relating to, among other things, the Registration Statement and the Securities and (vi) such other certificates, statutes and other instruments and documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have reviewed certain certificates of officers of the Company and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.

In connection with this opinion, we have assumed that:

(1)	all information contained in all documents reviewed by us is true and correct;

(2)	all signatures on all documents examined by use are genuine;

(3)	all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents;

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(4)	each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete;

(5)	the certificates for the Common Units and the Preferred Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units and the Preferred Units;

(6)	the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

(7)	a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(8)	the Indentures relating to the Debt Securities will each be duly authorized, executed and delivered by the parties thereto;

(9)	each of the Company, Finance Corp. and the Delaware Guarantors is duly organized or incorporated and is validly existing and in good standing under the laws of the State of Delaware;

(10)	VNG is duly organized and is validly existing and in good standing under the laws of the State of Kentucky;

(11)	each person signing the documents we examined has the legal capacity and authority to do so;

(12)	all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement;

(13)	a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

(14)	any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

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Based upon and subject to the foregoing, we are of the opinion that:

(1)	With respect to the Common Units and the Preferred Units, when (i) the Company has taken all necessary action to approve the issuance of such Common Units or Preferred Units, the terms of the offering thereof and related matters and (ii) the Common Units or Preferred Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Company upon payment of the consideration thereof or provided for therein, then the Common Units or Preferred Units, whether issued directly or in exchange for, or upon conversion or exercise of, the Debt Securities, will be validly issued, fully paid and non-assessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act.

(2)	With respect to the Debt Securities and the Delaware Guarantees, when (i) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Company, Finance Corp., VNG and the Delaware Guarantors, as applicable, have taken all necessary action to approve the issuance and terms of the Debt Securities and Guarantees, the terms of the offering thereof and related matters; and (iii) the Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Company, Finance Corp., VNG and the Delaware Guarantors, as applicable, upon payment of the consideration thereof or provided for therein, the Debt Securities and Delaware Guarantees will be legally issued and will constitute valid and legally binding obligations of the Company and the Delaware Guarantors, as applicable, enforceable against the Company and the Delaware Guarantors, as applicable, in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

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The opinions expressed herein are qualified in the following respects:

(1)	We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

(2)	The foregoing opinions are limited to the laws of the State of New York, the General Corporation Law and Limited Liability Company Act of the State of Delaware, and the federal laws of the United States of America, including the applicable statutory provisions to these laws, the rules and regulations underlying such provisions, and the applicable judicial and regulatory determinations interpreting these laws. We are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.